Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES FIRST-QUARTER 2021 FINANCIAL RESULTS

Better-Than-Expected and Record Q1 Results

Santa Monica, CA – May 4, 2021 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced first-quarter 2021 results.

“Our employees continue to demonstrate exceptional performance under challenging circumstances,” said Bobby Kotick, CEO of Activision Blizzard. “That relentless drive across our franchises produced strong first quarter results that were well ahead of expectations. Our continued overperformance enables us to raise our outlook for the full year.”

Financial Metrics

	Q1
(in millions, except EPS)	2021	Prior Outlook*	2020
GAAP Net Revenues	$2,275	$2,015	$1,788
Impact of GAAP deferralsA	$(209)	$(265)	$(266)

GAAP EPS	$0.79	$0.59	$0.65
Non-GAAP EPS	$0.98	$0.84	$0.76
Impact of GAAP deferralsA	$(0.14)	$(0.19)	$(0.18)

* Prior outlook was provided by the company on February 4, 2021 in its earnings release.

Please refer to the tables at the back of this earnings release for a reconciliation of the company’s GAAP and non-GAAP results.

For the quarter ended March 31, 2021, Activision Blizzard’s net revenues presented in accordance with GAAP were $2.28 billion, as compared with $1.79 billion for the first quarter of 2020. GAAP net revenues from digital channels were $2.01 billion. GAAP operating margin was 35%. GAAP earnings per diluted share were $0.79, as compared with $0.65 for the first quarter of 2020. On a non-GAAP basis, Activision Blizzard’s operating margin was 43% and earnings per diluted share were $0.98, as compared with $0.76 for the first quarter of 2020.

For the quarter, operating cash flow was $844 million, as compared with $148 million for the first quarter of 2020. For the trailing twelve-month period, operating cash flow was $2.95 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

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Activision Blizzard Announces Q1 2021 Financial Results

Operating Metrics

For the quarter ended March 31, 2021, Activision Blizzard’s net bookingsB were $2.07 billion, as compared with $1.52 billion for the first quarter of 2020. In-game net bookingsC were $1.34 billion as compared with $0.96 billion for the first quarter of 2020.

For the quarter ended March 31, 2021, overall Activision Blizzard Monthly Active Users (MAUs)D were 435 million.

Selected Business Highlights

Activision Blizzard significantly exceeded its prior outlook for the first quarter, delivering very strong growth across our largest franchises. Our increased investment in our largest franchises is enabling us to connect and engage people in more ways than ever before. Despite ongoing challenges from working from home, our creative and commercial teams are executing strongly. Their work drove another quarter of fantastic results for Call of Duty®, World of Warcraft®, and Candy CrushTM, and we continue to make great progress on our pipeline, positioning us for ongoing strong results through the remainder of this year and into 2022 and beyond.

Activision

•	Activision segment revenue grew 72% year-over-year, driven by Call of Duty: Black Ops Cold War and WarzoneTM in-game revenues, strong premium sales, and Call of Duty Mobile. Segment operating income more than doubled year-over-year.
•	The introduction of Call of Duty free-to-play and mobile experiences has transformed the franchise, more than tripling franchise MAUsD over the last two years, and leading Activision to a new record of 150 million MAUsD in the first quarter.
•	Call of Duty franchise MAUsD increased sequentially and grew over 40% year-over-year in the first quarter.
•	Following its integration with Warzone, Call of Duty: Black Ops Cold War saw premium sales well above the levels typically seen in the first quarter.
•	Call of Duty in-game net bookingsC on console and PC grew more than 60% year-over-year. The first two seasons of Black Ops Cold War and Warzone content were both in the top-three seasons in Call of Duty history for in-game net bookingsC. The third season, launched in April, is sustaining this strong run-rate, tracking in-line with the first two seasons.
•	Call of Duty Mobile saw strong year-over-year growth in reach, engagement, and player investment in the first quarter, benefiting from ongoing enhancements in the West and the launch of the title in China. In the West, the March season concluded as the highest for player investment yet. Momentum has continued into the second quarter, with the April season now the top-grossing to date at this point after launch. In China, Call of Duty Mobile brought tens of millions of new players to the franchise, with player investment in the first quarter on par with the rest of the world combined.
•	The 2021 season of the professional Call of Duty LeagueTM is off to a great start, enjoying strong year-over-year growth in average minute audience through the first two stages of competition.

Blizzard

•	Blizzard segment revenue grew 7% year-over-year, led by strong growth in the Warcraft® franchise, with World of Warcraft’s Shadowlands expansion building on the substantial increase in scale seen since the launch of World of Warcraft Classic in 2019. Blizzard had 27 million MAUsD in the first quarter.

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Activision Blizzard Announces Q1 2021 Financial Results

•	World of Warcraft’s Shadowlands expansion continued to drive strong results following its record-setting release in November, with first quarter franchise net bookingsB growing sharply year-over-year. World of Warcraft saw strong reach, engagement and participation in value added services, along with a particularly high number of new players joining the community for the first time, boosted by initiatives to enhance the onboarding experience.
•	Hearthstone®’s latest expansion, Forged in the BarrensTM, launched on March 30 and is on track to deliver expansion-over-expansion net bookingsB growth for the second consecutive release.
•	Ahead of its launch later this year, Diablo® II: Resurrected saw very positive feedback during early testing in April and online viewership of the alpha test was the highest ever for a Blizzard game test.
•	On mobile, Diablo® ImmortalTM entered its second phase of testing and is on track for global release later this year.
•	April saw Overwatch® fans around the world return to celebrate players and city-based teams in the opening weekend of the 2021 season of Overwatch LeagueTM. The league signed a multi-year partnership with Bilibili Esports for exclusive rights to broadcast league games to the platform’s passionate and growing Overwatch League fanbase in China.

King

•	King segment revenue reached a new record, growing 22% year-over-year, driven by strong growth for Candy Crush. King had 258 million MAUsD in the first quarter.
•	King’s initiatives to broaden the payer base, deliver more frequent seasonal events and introduce compelling new features into Candy Crush and other portfolio titles drove in-game net bookingsC growth in the high-teens percentage year-over-year.
•	Candy Crush grew in-game net bookingsC very strongly year-over-year and was once again the top grossing franchise in the U.S. app stores[1].
•	In-game net bookingsC for Farm HeroesTM, King’s second-largest franchise, also grew sharply year-over-year.
•	King’s in-game net bookingsC have remained strong into the second quarter, continuing to grow well year-over-year.
•	Crash Bandicoot: On The Run!TM launched on March 25 and has seen over 30 million downloads to-date.
•	King delivered 70% year-over-year growth in advertising net bookingsB in the first quarter, with significant increases across both direct brand advertisers and partner networks.

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA
CY 2021
Net Revenues	$8,370	$8,370	$230
EPS	$2.91	$3.42	$0.28
Fully Diluted Shares	787	787

Q2 2021
Net Revenues	$2,135	$2,135	$(285)
EPS	$0.81	$0.91	$(0.21)
Fully Diluted Shares	785	785

Net bookingsB are expected to be $8.60 billion for 2021 and $1.85 billion for the second quarter of 2021.

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Activision Blizzard Announces Q1 2021 Financial Results

Capital Allocation

The Board of Directors declared a cash dividend of $0.47 per common share, payable on May 6, 2021 to shareholders of record at the close of business on April 15, 2021, which represents a 15% increase from 2020.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended March 31, 2021 and management’s outlook for the remainder of 2021. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-777-2509 in the U.S. We encourage participants to pre-register for the conference call using the following link https://dpregister.com/sreg/10153825/e5b8c12052. A replay of the call will also be available after the call's conclusion and archived for one year at https://investor.activision.com/events.cfm.

About Activision Blizzard

Our mission, to connect and engage the world through epic entertainment has never been more important. Through communities rooted in our video game franchises we enable hundreds of millions of people to experience joy, thrill and achievement. We enable social connections through the lens of fun, and we foster purpose and a sense of accomplishment through healthy competition. Like sport, but with greater accessibility, our players can find purpose and meaning through competitive gaming. Video games, unlike any other social or entertainment media, have the ability to break down the barriers that can inhibit tolerance and understanding. Celebrating differences is at the core of our culture and ensures we can create games for players of diverse backgrounds in the 190 countries our games are played.

As a member of the Fortune 500 and as a component company of the S&P 500, we have an extraordinary track record of delivering superior shareholder returns for over 30 years.

Our enduring franchises are some of the world’s most popular, including Call of Duty®, Crash Bandicoot™, World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, Candy Crush™, Bubble Witch™, Pet Rescue™ and Farm Heroes™. Our sustained success has enabled the company to support corporate social responsibility initiatives that are directly tied to our franchises. As an example, our Call of Duty Endowment has helped find employment for over 80,000 veterans.

Learn more information about Activision Blizzard and how we connect and engage the world through epic entertainment on the company's website, www.activisionblizzard.com.

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Activision Blizzard Announces Q1 2021 Financial Results

1 Based on App Annie Intelligence.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

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Activision Blizzard Announces Q1 2021 Financial Results

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•	expenses related to share-based compensation;
•	the amortization of intangibles from purchase price accounting;
•	fees and other expenses related to acquisitions, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;
•	restructuring and related charges;
•	other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;
•	the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and
•	significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

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Activision Blizzard Announces Q1 2021 Financial Result

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow, or other financial items; (2) statements of our plans and objectives, including those related to releases of products or services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. Activision Blizzard, Inc. generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “aims,” “believes,” “may,” “might,” “expects,” “intends,” “seeks,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar words and expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

We caution that a number of important factors, many of which are beyond our control, could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: the ongoing global impact of a novel strain of coronavirus which emerged in December 2019 (“COVID-19”) (including, without limitation, the potential for significant short- and long-term global unemployment and economic weakness and a resulting impact on global discretionary spending; potential strain on the retailers and distributors who sell our physical product to customers; effects on our ability to release our content in a timely manner; the impact of large-scale intervention by the Federal Reserve and other central banks around the world, including the impact on interest rates; and volatility in foreign exchange rates); our ability to consistently deliver popular, high-quality titles in a timely manner, which has been made more difficult as a result of the COVID-19 pandemic; concentration of revenue among a small number of franchises; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; our ability to attract, retain and motivate skilled personnel; rapid changes in technology and industry standards; competition, including from other forms of entertainment; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; substantial influence of third-party platform providers over our products and costs; risks associated with transitions to next-generation consoles; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; our ability to realize the expected financial and operational benefits of, and effectively implement and manage, our previously-announced restructuring actions; our ability to quickly adjust our cost structure in response to sudden changes in demand; risks and costs associated with legal proceedings; intellectual property claims; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; our ability to sell products at assumed pricing levels; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; the seasonality in the sale of our products; counterparty risks relating to customers, licensees, licensors, and manufacturers, which have been magnified as a result of the COVID-19 pandemic; risks associated with our use of open source software; piracy and unauthorized copying of our products; insolvency or business failure of any of our partners, which has been magnified as a result of the COVID-19 pandemic; risks and uncertainties of conducting business outside the United States; increasing regulation of our business, products, and distribution in key territories; compliance with continually evolving laws and regulations concerning data privacy; reliance on servers and networks to operate our games and our proprietary online gaming service; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

The forward-looking statements contained herein are based on information available to Activision Blizzard, Inc. as of the date of this filing and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

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Activision Blizzard Announces Q1 2021 Financial Results

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2021	2020
Net revenues
Product sales	$675	$543
In-game, subscription, and other revenues[1]	1,600	1,245
Total net revenues	2,275	1,788

Costs and expenses
Cost of revenues—product sales:
Product costs	140	119
Software royalties, amortization, and intellectual property licenses	112	82
Cost of revenues—in-game, subscription, and other:
Game operations and distribution costs	296	258
Software royalties, amortization, and intellectual property licenses	30	46
Product development	353	238
Sales and marketing	237	243
General and administrative	282	167
Restructuring and related costs	30	23
Total costs and expenses	1,480	1,176

Operating income	795	612
Interest and other expense (income), net	30	8
Income before income tax expense	765	604

Income tax expense	146	99

Net income	$619	$505

Basic earnings per common share	$0.80	$0.66
Weighted average common shares outstanding	775	769

Diluted earnings per common share	$0.79	$0.65
Weighted average common shares outstanding assuming dilution	783	774

[1]	In-game, subscription, and other revenues represent revenues from microtransactions and downloadable content, World of Warcraft subscriptions, licensing royalties from our products and franchises, and other miscellaneous revenues.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$9,281	$8,647
Accounts receivable, net	773	1,052
Software development	283	352
Other current assets	585	514
Total current assets	10,922	10,565
Software development	207	160
Property and equipment, net	192	209
Deferred income taxes, net	1,250	1,318
Other assets	643	641
Intangible assets, net	446	451
Goodwill	9,765	9,765
Total assets	$23,425	$23,109

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$225	$295
Deferred revenues	1,459	1,689
Accrued expenses and other liabilities	1,497	1,116
Total current liabilities	3,181	3,100
Long-term debt, net	3,606	3,605
Deferred income taxes, net	365	418
Other liabilities	942	949
Total liabilities	8,094	8,072

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	11,549	11,531
Treasury stock	(5,563)	(5,563)
Retained earnings	9,945	9,691
Accumulated other comprehensive loss	(600)	(622)
Total shareholders’ equity	15,331	15,037
Total liabilities and shareholders’ equity	$23,425	$23,109

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	Year over Year %
	2020	2020	2020	2020	2021	Increase (Decrease)
Cash Flow Data
Operating Cash Flow	$148	$768	$196	$1,140	$844	470%
Capital Expenditures	19	13	24	22	22	16
Non-GAAP Free Cash Flow[1]	129	755	172	1,118	822	537

Operating Cash Flow - TTM[2]	1,529	2,143	2,030	2,252	2,948	93%
Capital Expenditures - TTM[2]	117	103	93	78	81	(31)
Non-GAAP Free Cash Flow[1] - TTM[2]	$1,412	$2,040	$1,937	$2,174	$2,867	103

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months. Operating Cash Flow for the three months ended June 30, 2019, three months ended September 30, 2019, and three months ended December 31, 2019 were $154 million, $309 million, and $918 million, respectively. Capital Expenditures for the three months ended June 30, 2019, three months ended September 30, 2019, and three months ended December 31, 2019 were $27 million, $34 million, and $37 million, respectively.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended March 31, 2021	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - In-game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues - In-game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$2,275	$140	$112	$296	$30	$353	$237	$282	$30	$1,480
Share-based compensation[1]	—	—	(6)	—	—	(16)	(5)	(124)	—	(151)
Amortization of intangible assets[2]	—	—	—	—	(3)	—	—	(2)	—	(5)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(30)	(30)
Non-GAAP Measurement	$2,275	$140	$106	$296	$27	$337	$232	$156	$—	$1,294

Net effect of deferred revenues and related cost of revenues[4]	$(209)	$(13)	$(64)	$—	$—	$—	$—	$—	$—	$(77)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$795	$619	$0.80	$0.79
Share-based compensation[1]	151	151	0.20	0.19
Amortization of intangible assets[2]	5	5	0.01	0.01
Restructuring and related costs[3]	30	30	0.04	0.04
Income tax impacts from items above[5]	—	(37)	(0.05)	(0.05)
Non-GAAP Measurement	$981	$768	$0.99	$0.98

Net effect of deferred revenues and related cost of revenues[4]	$(132)	$(107)	$(0.14)	$(0.14)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended March 31, 2020	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - In-game/Subs/Other: Game Operations and Distribution Costs	Cost of Revenues - In-game/Subs/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,788	$119	$82	$258	$46	$238	$243	$167	$23	$1,176
Share-based compensation[1]	—	—	(5)	—	—	(8)	(7)	(23)	—	(43)
Amortization of intangible assets[2]	—	—	—	—	(31)	—	—	(2)	—	(33)
Restructuring and related costs[3]	—	—	—	—	—	—	—	—	(23)	(23)
Non-GAAP Measurement	$1,788	$119	$77	$258	$15	$230	$236	$142	$—	$1,077

Net effect of deferred revenues and related cost of revenues[4]	$(266)	$(39)	$(52)	$(4)	$—	$—	$—	$—	$—	$(95)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$612	$505	$0.66	$0.65
Share-based compensation[1]	43	43	0.06	0.06
Amortization of intangible assets[2]	33	33	0.04	0.04
Restructuring and related costs[3]	23	23	0.03	0.03
Income tax impacts from items above[5]	—	(13)	(0.02)	(0.02)
Non-GAAP Measurement	$711	$591	$0.77	$0.76

Net effect of deferred revenues and related cost of revenues[4]	$(171)	$(141)	$(0.19)	$(0.18)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

(Amounts in millions)

Three Months Ended:	March 31, 2021				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$891	$458	$609	$1,958	$372	$21	$111	$504
Intersegment net revenues[1]	—	25	—	25	—	10	—	10
Segment net revenues	$891	$483	$609	$1,983	$372	$31	$111	$514

Segment operating income	$442	$208	$203	$853	$258	$11	$47	$316

Operating Margin				43.0%

	March 31, 2020
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$519	$437	$498	$1,454
Intersegment net revenues[1]	—	15	—	15
Segment net revenues	$519	$452	$498	$1,469

Segment operating income	$184	$197	$156	$537

Operating Margin				36.6%

[1]	Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated income before income tax expense.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

(Amounts in millions)

	Three Months Ended March 31,
	2021	2020
Reconciliation to consolidated net revenues:
Segment net revenues	$1,983	$1,469
Revenues from non-reportable segments[1]	108	68
Net effect from recognition (deferral) of deferred net revenues[2]	209	266
Elimination of intersegment revenues[3]	(25)	(15)
Consolidated net revenues	$2,275	$1,788

Reconciliation to consolidated income before income tax expense:
Segment operating income	$853	$537
Operating income (loss) from non-reportable segments[1]	(4)	3
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	132	171
Share-based compensation expense	(151)	(43)
Amortization of intangible assets	(5)	(33)
Restructuring and related costs[4]	(30)	(23)
Consolidated operating income	795	612
Interest and other expense (income), net	30	8
Consolidated income before income tax expense	$765	$604

[1]	Includes other income and expenses outside of our reportable segments, including our distribution business and unallocated corporate income and expenses.

[2]	Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

[3]	Intersegment revenues reflect licensing and service fees charged between segments.

[4]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

(Amounts in millions)

	Three Months Ended
	March 31, 2021		March 31, 2020		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Distribution Channel
Digital online channels[2]	$2,006	88%	$1,441	81%	$565	39%
Retail channels	149	7	221	12	(72)	(33)
Other[3]	120	5	126	7	(6)	(5)
Total consolidated net revenues	$2,275	100%	$1,788	100%	$487	27

Change in deferred revenues[4]
Digital online channels[2]	$(141)		$(86)
Retail channels	(74)		(172)
Other[3]	6		(8)
Total changes in deferred revenues	$(209)		$(266)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.

[2]	Net revenues from Digital online channels represent revenues from digitally-distributed downloadable content, microtransactions, subscriptions, and products, as well as licensing royalties.

[3]	Net revenues from Other primarily includes revenues from our distribution business, the Overwatch League, and the Call of Duty League.

[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

(Amounts in millions)

	Three Months Ended
	March 31, 2021		March 31, 2020		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Platform
Console	$799	35%	$594	33%	$205	35%
PC	622	27	498	28	124	25
Mobile and ancillary[2]	734	32	570	32	164	29
Other[3]	120	5	126	7	(6)	(5)
Total consolidated net revenues	$2,275	100%	$1,788	100%	$487	27

Change in deferred revenues[4]
Console	$(173)		$(231)
PC	(45)		(19)
Mobile and ancillary[2]	3		(8)
Other[3]	6		(8)
Total changes in deferred revenues	$(209)		$(266)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.
[3]	Net revenues from Other primarily includes revenues from our distribution business, the Overwatch League, and the Call of Duty League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

(Amounts in millions)

	Three Months Ended
	March 31, 2021		March 31, 2020		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Net Revenues by Geographic Region
Americas	$1,307	57%	$948	53%	$359	38%
EMEA[2]	731	32	566	32	165	29
Asia Pacific	237	10	274	15	(37)	(14)
Total consolidated net revenues	$2,275	100%	$1,788	100%	$487	27

Change in deferred revenues[3]
Americas	$(121)		$(143)
EMEA[2]	(65)		(101)
Asia Pacific	(23)		(22)
Total changes in deferred revenues	$(209)		$(266)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

(Amounts in millions)

					Trailing Twelve Months Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	March 31, 2021
GAAP Net Income	$580	$604	$508	$619	$2,311
Interest and other expense (income), net	22	25	31	30	108
Loss on extinguishment of debt	—	31	—	—	31
Provision for income taxes	147	118	55	146	466
Depreciation and amortization	43	46	45	33	167
EBITDA	792	824	639	828	3,083

Share-based compensation expense[1]	42	53	80	151	326
Restructuring and related costs[2]	6	9	55	30	100
Adjusted EBITDA	$840	$886	$774	$1,009	$3,509

Change in deferred net revenues and related cost of revenues[3]	$152	$(150)	$407	$(132)	$277

[1]	Includes expenses related to share-based compensation.
[2]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	June 30, 2021	December 31, 2021
Net Revenues[1]	$2,135	$8,370
Change in deferred revenues[2]	$(285)	$230

Earnings Per Diluted Share (GAAP)	$0.81	$2.91
Excluding the impact of:
Share-based compensation[3]	0.07	0.43
Amortization of intangible assets[4]	—	0.01
Restructuring and related costs[5]	0.03	0.13
Income tax impacts from items above[6]	0.01	(0.06)
Earnings Per Diluted Share (Non-GAAP)	$0.91	$3.42

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[7]	$(0.21)	$0.28

[1]	Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.
[2]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.
[3]	Reflects expenses related to share-based compensation.
[4]	Reflects amortization of intangible assets from purchase price accounting.
[5]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[6]	Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.
[7]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING METRICS

(Amounts in millions)

Net Bookings1

	Three Months Ended March 31,
	2021	2020	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$2,066	$1,522	$544	36%
In-game net bookings[2]	1,343	956	387	40

1 We monitor net bookings as a key operating metric in evaluating the performance of our business because it enables an analysis of performance based on the timing of actual transactions with our customers and provides more timely indications of trends in our operating results. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals.

2 In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
Activision	102	125	111	128	150
Blizzard	32	32	30	29	27
King	273	271	249	240	258
Total MAUs	407	428	390	397	435

3 We monitor monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user. In certain instances, we rely on third parties to publish our games. In these instances, MAU data is based on information provided to us by those third parties, or, if final data is not available, reasonable estimates of MAUs for these third-party published games.